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                                                                  Exhibit (e)(3)



         ADDENDUM NO. 2 TO SCHEDULE A OF THE DISTRIBUTION AGREEMENT



         This Addendum, dated as of the _____ day of ___________, 2001, is entered into between Firstar Funds, Inc. (the "Company"), a Wisconsin corporation, and Quasar Distributors, LLC, a Delaware limited liability company ("Quasar").

         WHEREAS, the Company and Quasar have entered into a Distribution Agreement dated as of August 1, 2000 (the "Distribution Agreement"), pursuant to which the Company appointed Quasar to provide distribution services to the Company for its Money Market Fund, U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Short-Term Bond Fund, Intermediate Bond Fund, Tax-Exempt Intermediate Bond Fund, Bond IMMDEX(TM) Fund, Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Index Fund, Large Cap Core Equity Fund, MidCap Core Equity Fund, Small Cap Core Equity Fund, MicroCap Fund, International Value Fund, International Growth Fund, MidCap Index Fund, Small Cap Aggressive Growth Fund, and any other Firstar Funds that may be contemplated;

         WHEREAS, the Company is establishing an additional investment portfolio to be known as the Conning Money Market Fund and desires to retain Quasar to act as the distributor under the Distribution Agreement; and

         WHEREAS, Quasar is willing to serve as distributor for the Conning Money Market Fund (the "Fund");

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Appointment. The Company hereby appoints Quasar to act as
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distributor to the Company for the Fund for the period and the terms set forth herein and in the Distribution Agreement. Quasar hereby accepts such appointment and agrees to render the services set forth herein and in the Distribution Agreement.

         2.       Miscellaneous. Except to the extent supplemented hereby, the
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Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.
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         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                             FIRSTAR FUNDS, INC.

                                             By:_____________________________
                                                Title:


                                             QUASAR DISTRIBUTORS, LLC


                                             By:_____________________________
                                                Title:




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